As filed with the Securities and Exchange Commission on November 18, 2008

                                                  Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    ---------

                                 RADVISION LTD.
             (Exact name of registrant as specified in its charter)

                 Israel                                      None
        (State or other jurisdiction of (I.R.S. Employer Identification No.) incorporation or organization)

               24 Raul Wallenberg Street, Tel Aviv, 69719, Israel
               (Address of Principal Executive Offices) (Zip Code)

                                 RADVISION LTD.
                         2000 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                                    ---------

                                 RADVISION Inc.
                                Attn: David Ruby
                       17-17 State Highway 208, Suite 300
                          Fair Lawn, NJ 07410-2819 USA
                     (Name and address of agent for service)

                                 (201)-689-6300
          (Telephone number, including area code, of agent for service)

                                   Copies to:

         Steven J. Glusband, Esq.                   Rael Kolevsohn, Adv.
       Carter Ledyard & Milburn LLP           Vice President & General Counsel
              2 Wall Street                            RADVISION Ltd.
         New York, New York 10005                 24 Raul Wallenberg Street
            (212) 732-3200                          Tel Aviv 69719, Israel
                                                      (972)-(3)-767-9344

                                    ---------


                         CALCULATION OF REGISTRATION FEE

=============================== ====================== ====================== ====================== ======================
                                                         Proposed maximum        Proposed maximum
Title of securities to be            Amount to be       offering price per      aggregate offering         Amount of
registered                          registered (1)             share                  price          registration fee (2)
------------------------------- ---------------------- ---------------------- ---------------------- ----------------------
Ordinary Shares, par value
NIS 0.1 per share.........            12,941 (3)            $6.12 (4)                 $79,199                $3.11
------------------------------- ---------------------- ---------------------- ---------------------- ----------------------

Ordinary Shares, par value
NIS 0.1 per share.........           339,000 (5)            $5.90 (6)              $2,000,100               $78.60
------------------------------- ---------------------- ---------------------- ---------------------- ----------------------

Ordinary Shares, par value
NIS 0.1 per share.........            72,000 (5)            $4.63 (6)                $333,360               $13.10
------------------------------- ---------------------- ---------------------- ---------------------- ----------------------

Total.....................           423,941                  N/A                  $2,412,659               $94.81
------------------------------- ---------------------- ---------------------- ---------------------- ----------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of the Registrant's ordinary shares, par value NIS 0.1 per share (the "Ordinary Shares") that may be offered or issued pursuant to the RADVISION Ltd. 2000 Employee Stock Option Plan by reason of stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: proposed maximum aggregate offering price multiplied by .0000393.

(3) Issuable under options that may be granted in the future under the Registrant's 2000 Employee Stock Option Plan.

(4) Pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated based on the average of the daily high and low sale prices ($6.18 and $6.05) of the Ordinary Shares, as quoted on the NASDAQ Global Market on November 14, 2008.

(5) Issuable under options previously granted under the Registrant's 2000 Employee Stock Option Plan.

(6) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, in the case of Ordinary Shares purchasable upon exercise of outstanding options, the proposed maximum offering price is the exercise price provided for in the respective option grant.


                           ---------------------------


This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.


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


                                EXPLANATORY NOTE

         The purpose of this Registration Statement on Form S-8 is to register an additional 423,941 Ordinary Shares for issuance under the Registrant's 2000 Employee Stock Option Plan, or the Plan (with respect to which options to purchase 411,000 Ordinary Shares were previously granted under the Plan and options to purchase 12,941 Ordinary Shares may be granted in the future under the Plan). In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-66250) filed with the Securities and Exchange Commission (the "Commission") on July 30, 2001, as supplemented by the Registrant's Registration Statements on Form S-8 filed with the Commission on February 11, 2002, April 8, 2003, June 29, 2004, July 29, 2005 and March 29, 2007 (File Nos. 333-82488, 333-104377, 333-116964, 333-127013
and 333-141654, respectively), are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8. EXHIBITS.

        Exhibit No.
        -----------

            4.1     Memorandum of Association (1)

            4.2     Articles of Association, as amended (1)

            4.3     Amendment to Articles of Association of the Registrant (2)

            4.4     RADVISION Ltd. 2000 Employee Stock Option Plan (3)

            5       Opinion of Rael Kolevsohn, Adv., Vice President & General
                    Counsel

            23.1    Consent of Rael Kolevsohn, Adv. (included in Exhibit 5)

            23.2 Consent of Kost Forer Gabbay and Kasierer, a Member of Ernst & Young Global

            24      Power of Attorney (included as part of this Registration
                    Statement)

              ----------------------------------------

              (1) Filed as an exhibit to the Registrant's registration statement on Form F-1 Registration Number 333-30916, filed with the Securities and Exchange Commission, and incorporated herein by reference.

              (2) Filed as Exhibit 1.3 to the Registrant's annual report on Form
                  20-F for the year ended December 31, 2005, filed with the Securities and Exchange Commission, and incorporated herein by reference.

              (3) Filed as Exhibit 10.1 to the Registrant's registration statement on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission, and incorporated herein by reference.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on November 18, 2008.



                                            RADVISION LTD.


                                            By:  /s/Boaz Raviv
                                                 -------------
                                            Boaz Raviv
                                            Chief Executive Officer




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



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Boaz Raviv and Adi Sfadia, and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of RADVISION Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 18, 2008 by the following persons in the capacities indicated.

   Signature                      Title

   /s/Zohar Zisapel
   ----------------
   Zohar Zisapel                  Chairman of the Board of Directors

   /s/Boaz Raviv
   -------------
   Boaz Raviv                     Chief Executive Officer

   /s/Adi Sfadia
   -------------
   Adi Sfadia                     Chief Financial Officer and Principal
                                  Accounting Officer

   /s/Joseph Atsmon
   ----------------
   Joseph Atsmon                  Director

   ------------
   Liora Lev                      Director

   /s/Yoseph Linde
   ---------------
   Yoseph Linde                   Director

   /s/Andreas Mattes
   -----------------
   Andreas Mattes                 Director

   /s/Efraim Wachtel
   -----------------
   Efraim Wachtel                 Director

   RADVISION Inc.
   By:  /s/David Ruby             Authorized Representative in the United States
        -------------
   Name: David Ruby
   Title: General Manager - Americas



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